COLFAX REPORTS FOURTH QUARTER 2015 RESULTS

•	Fourth quarter net income per dilutive share of $0.36, adjusted net income per share of $0.51.

•	Fourth quarter sales and operating profit in line with our expectations.

•	Cost reduction programs on schedule for 2016.

ANNAPOLIS JUNCTION, MD - February 4, 2016 - Colfax Corporation (NYSE: CFX), a leading global manufacturer of gas- and fluid-handling and fabrication technology products and services, today announced its financial results for the fourth quarter and year ended December 31, 2015.
For the fourth quarter of 2015, net income was $44.2 million, or $0.36 per dilutive share. Adjusted net income (as defined below) was $63.0 million, or $0.51 per share, compared to $89.7 million for the fourth quarter of 2014, or $0.72 per share.
Net sales were $1.061 billion in the fourth quarter, a decrease of 12.0% from the prior year. Net sales decreased 3.8% organically compared to the fourth quarter of 2014. Fourth quarter operating income was $65.1 million, with adjusted operating income (as defined below) of $100.6 million. Adjusted operating income margin (as defined below) was 9.5% in the fourth quarter.
Fourth quarter gas- and fluid-handling orders decreased by 22.3% to $443.0 million compared to orders of $570.1 million for the fourth quarter of 2014, an organic order decline of 18.8%. Gas- and fluid-handling finished the period with backlog of $1,140.9 million.

For the year ended December 31, 2015 net income was $167.7 million, or $1.34 per dilutive share. Adjusted net income (as defined below) was $200.1 million, or $1.60 per share. Net sales for the year ended December 31, 2015 were $3.967 billion, a decrease of 14.2% compared to net sales for the year ended December 31, 2014. Operating income for the year ended December 31, 2015 was $284.6 million, with adjusted operating income (as defined below) of $345.8 million. Adjusted operating income margin (as defined below) for the year ended December 31, 2015 was 8.7%.
Adjusted net income, adjusted net income per share, adjusted operating income, adjusted operating income margin, organic sales decrease and organic order decrease are not financial measures calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). See below for a description of the measures' usefulness and a reconciliation of these measures to their most directly comparable GAAP financial measures.
Matthew Trerotola, President and Chief Executive Officer, stated, “We are pleased to deliver fourth quarter sales and operating profit in line with our expectations. While the demand environment remains weak in both business segments, we are on track to deliver the $100 million in cost reductions from our 2014 cost base by the end of 2016. Execution of cash conversion management was outstanding in the quarter as we closed out 2015 with a strong balance sheet and $131 million less debt than we began the quarter. We are confident we will continue to deliver on the performance goals we outlined at our recent Investor Day."

Non-GAAP Financial Measures and Other Adjustments
Colfax has provided in this press release financial information that has not been prepared in accordance with GAAP. These non-GAAP financial measures are adjusted net income, adjusted net income per share, adjusted operating income, adjusted operating income margin, organic sales decrease and organic order decrease. Adjusted net income, adjusted net income per share, adjusted operating income and adjusted operating income margin exclude Restructuring and other related charges. Adjusted net income and adjusted net income per share exclude the write-off of certain deferred financing fees and original issue discount associated with the refinancing of Colfax's credit agreement for the year ended December 31, 2015, and the preferred stock conversion inducement payment for the year ended December 31, 2014. The effective tax rates used to calculate adjusted net income and adjusted net income per share are 25.1% and 27.5% for the three months and year ended December 31, 2015, respectively. The effective tax rates used to calculate adjusted net income and adjusted net income per share are 24.5% and 27.8% for the three months and year ended December 31, 2014, respectively. Organic sales decrease and organic order decrease exclude the impact of acquisitions and foreign exchange rate fluctuations. These non-GAAP financial measures assist Colfax in comparing its operating performance on a consistent basis because, among other things, they remove the impact of restructuring and other related charges, write-off of certain deferred financing fees and original issue discount, and the preferred stock conversion inducement payment.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.
Conference Call and Webcast
Colfax will host a conference call to provide details about its results on Thursday, February 4, 2016 at 8:00 a.m. EST. The call will be open to the public through 877-303-7908 (U.S. callers) or 678-373-0875 (international callers) and referencing the conference ID number 37611950, or through webcast via Colfax's website at www.colfaxcorp.com under the “Investors” section. Access to a supplemental slide presentation can also be found at the Colfax website under the same heading. Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call.
About Colfax Corporation
Colfax Corporation is a diversified global manufacturing and engineering company that provides gas- and fluid-handling and fabrication technology products and services to commercial and governmental customers around the world under the Howden, Colfax Fluid Handling and ESAB brands. Colfax believes that its brands are among the most highly recognized in each of the markets that it serves. Colfax is traded on the NYSE under the ticker "CFX." Additional information about Colfax is available at www.colfaxcorp.com.
CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS:
This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax's plans, objectives, expectations and intentions and other statements that are not historical or current fact. Forward-looking statements are based on Colfax's current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax's results to differ materially from current expectations include, but are not limited to factors detailed in Colfax's reports filed with the U.S. Securities and Exchange Commission including its 2014 Annual Report on Form 10-K under the caption “Risk Factors.” In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of the date hereof. Colfax disclaims any duty to update the information herein.
The term “Colfax” in reference to the activities described in this press release may mean one or more of Colfax's global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

Contact:

Terry Ross, Vice President of Investor Relations
Colfax Corporation
301-323-9054
Terry.Ross@colfaxcorp.com

Colfax Corporation
Consolidated Statements of Income
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014

Net sales	$1,061,464	$1,206,356	$3,967,053	$4,624,476
Cost of sales	728,039	814,509	2,715,279	3,145,631
Gross profit	333,425	391,847	1,251,774	1,478,845
Selling, general and administrative expense	232,843	255,119	905,952	1,011,171
Restructuring and other related charges	35,519	29,387	61,177	58,121
Operating income	65,063	107,341	284,645	409,553
Interest expense(1)	10,593	10,424	47,743	51,305
Income before income taxes	54,470	96,917	236,902	358,248
Provision for (benefit from) income taxes(2)	5,941	11,128	49,724	(62,025)
Net income	48,529	85,789	187,178	420,273
Less: income attributable to noncontrolling interest, net of taxes	4,332	5,655	19,439	28,175
Net income attributable to Colfax Corporation	44,197	80,134	167,739	392,098
Dividends on preferred stock	—	—	—	2,348
Preferred stock conversion inducement payment	—	—	—	19,565
Net income available to Colfax Corporation common shareholders	$44,197	$80,134	$167,739	$370,185
Net income per share- basic	$0.36	$0.65	$1.35	$3.06
Net income per share- diluted	$0.36	$0.64	$1.34	$3.02
__________
(1) Includes noncash charges of $4.7 million, associated with the write-off of original issue discount and deferred costs in connection with the refinancing of our primary credit facility on June 5, 2015.

(2) Provision for income taxes for the three months ended December 31, 2015 and 2014, was favorably impacted by the enactment of the U.S. tax extenders packages related to the exemption from taxation of certain foreign income in the United States. Benefit from income taxes for the year ended December 31, 2014 was significantly impacted by the reassessment of the realizability of certain deferred tax assets as a result of the effect of the Victor Acquisition on expected future income which resulted in a decrease in the Company's valuation allowance against U.S. deferred tax assets.

Colfax Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
In thousands, except per share data
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Adjusted Operating Income
Operating income	$65,063	$107,341	$284,645	$409,553
Restructuring and other related charges	35,519	29,387	61,177	58,121
Adjusted operating income	$100,582	$136,728	$345,822	$467,674
Adjusted operating income margin	9.5%	11.3%	8.7%	10.1%

	Three Months Ended		Year Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Adjusted Net Income
Net income attributable to Colfax Corporation	$44,197	$80,134	$167,739	$392,098
Restructuring and other related charges	35,519	29,387	61,177	58,121
Debt extinguishment charges- Refinancing of credit agreement	—	—	4,731	—
Tax adjustment(1)	(16,678)	(19,790)	(33,549)	(177,944)
Adjusted net income	$63,038	$89,731	$200,098	$272,275
Adjusted net income margin	5.9%	7.4%	5.0%	5.9%

Adjusted Net Income Per Share
Net income available to Colfax Corporation common shareholders	$44,197	$80,134	$167,739	$370,185
Restructuring and other related charges	35,519	29,387	61,177	58,121
Debt extinguishment charges- Refinancing of credit agreement	—	—	4,731	—
Preferred stock conversion inducement payment(2)	—	—	—	19,565
Tax adjustment(1)	(16,678)	(19,790)	(33,549)	(177,944)
Adjusted net income available to Colfax Corporation common shareholders	63,038	89,731	200,098	269,927
Dividends on preferred stock(2)	—	—	—	2,348
	$63,038	$89,731	$200,098	$272,275
Weighted-average shares outstanding - diluted	124,102,455	125,156,755	124,869,649	124,033,702
	$0.51	$0.72	$1.60	$2.20

Net income per share— diluted (in accordance with GAAP)	$0.36	$0.64	$1.34	$3.02
__________
(1) The effective tax rates used to calculate adjusted net income and adjusted net income per share are 25.1% and 27.5% for the fourth quarter and full year ended December 31, 2015, respectively, and 24.5% and 27.8% for the fourth quarter and full year ended December 31, 2014, respectively.
(2) Adjusted net income per share for the period prior to February 12, 2014 was calculated under the if-converted method in accordance with GAAP. On February 12, 2014, the Series A Perpetual Convertible Preferred Stock were converted to Common stock and the Company paid a $19.6 million conversion inducement to the holders of the Series A Perpetual Convertible Preferred Stock.

Colfax Corporation
Change in Sales, Orders and Backlog
Dollars in millions
(Unaudited)

	Net Sales		Orders
	$	%	$	%

For the three months ended December 31, 2014	$1,206.4		$570.1
Components of Change:
Existing Businesses	(45.3)	(3.8)%	(107.0)	(18.8)%
Acquisitions(1)	23.7	2.0%	32.3	5.7%
Foreign Currency Translation	(123.3)	(10.2)%	(52.4)	(9.2)%
Total	(144.9)	(12.0)%	(127.1)	(22.3)%
For the three months ended December 31, 2015	$1,061.5		$443.0

	Net Sales		Orders		Backlog at Period End
	$	%	$	%	$	%

As of and for the year ended December 31, 2014	$4,624.5		$2,286.7		$1,402.3
Components of Change:
Existing Businesses	(304.5)	(6.6)%	(287.1)	(12.6)%	(145.4)	(10.4)%
Acquisitions(2)	171.2	3.7%	57.9	2.5%	43.3	3.1%
Foreign Currency Translation	(524.1)	(11.3)%	(221.1)	(9.6)%	(159.3)	(11.3)%
Total	(657.4)	(14.2)%	(450.3)	(19.7)%	(261.4)	(18.6)%
As of and for the year ended December 31, 2015	$3,967.1		$1,836.4		$1,140.9

(1) Represents the incremental sales and orders as a result of our acquisitions of RootsTM blowers and compressors and Simsmart Technologies.
(2) Represents the incremental sales, orders and order backlog as a result of our acquisitions of RootsTM blowers and compressors and Simsmart Technologies, and incremental sales as a result of our acquisition of Victor Technologies Holdings Inc.

Colfax Corporation
Consolidated Balance Sheets
Dollars in thousands, except share amounts
(Unaudited)

	December 31,
	2015	2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$197,469	$305,448
Trade receivables, less allowance for doubtful accounts of $39,505 and $27,256	888,166	1,029,150
Inventories, net	420,386	442,732
Other current assets	253,744	296,948
Total current assets	1,759,765	2,074,278
Property, plant and equipment, net	644,536	727,435
Goodwill	2,817,687	2,873,023
Intangible assets, net	995,712	1,043,583
Other assets	515,219	493,198
Total assets	$6,732,919	$7,211,517

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$5,792	$9,855
Accounts payable	718,893	780,287
Accrued liabilities	391,659	489,983
Total current liabilities	1,116,344	1,280,125
Long-term debt, less current portion	1,411,755	1,526,955
Other liabilities	948,264	1,051,993
Total liabilities	3,476,363	3,859,073
Equity:
Common stock, $0.001 par value; 400,000,000 shares authorized; 123,486,425 and 123,730,578 issued and outstanding	123	124
Additional paid-in capital	3,199,267	3,200,832
Retained earnings	557,300	389,561
Accumulated other comprehensive loss	(686,715)	(443,691)
Total Colfax Corporation equity	3,069,975	3,146,826
Noncontrolling interest	186,581	205,618
Total equity	3,256,556	3,352,444
Total liabilities and equity	$6,732,919	$7,211,517

Colfax Corporation
Consolidated Statements of Cash Flows
Dollars in thousands
(Unaudited)

	Year Ended December 31,
	2015	2014

Cash flows from operating activities:
Net income	$187,178	$420,273
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and impairment charges	154,542	174,724
Stock-based compensation expense	16,321	17,580
Non-cash interest expense	10,101	9,094
Deferred income tax (benefit) provision	(22,717)	(139,488)
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables, net	64,048	(19,916)
Inventories, net	(390)	57,847
Accounts payable	(11,184)	(54,666)
Changes in other operating assets and liabilities	(94,086)	(79,690)
Net cash provided by operating activities	303,813	385,758
Cash flows from investing activities:
Purchases of fixed assets	(69,877)	(84,458)
Acquisitions, net of cash received	(196,007)	(948,800)
Other, net	18,927	3,115
Net cash used in investing activities	(246,957)	(1,030,143)
Cash flows from financing activities:
Borrowings under term credit facility	750,000	150,000
Payments under term credit facility	(1,232,872)	(15,542)
Proceeds from borrowings on revolving credit facilities and other	1,498,039	1,370,626
Repayments of borrowings on revolving credit facilities and other	(1,104,055)	(1,414,146)
Proceeds from issuance of common stock, net	6,052	613,927
Repurchases of common stock	(27,367)	—
Acquisition of shares held by noncontrolling interest	—	(10,338)
Preferred stock conversion inducement payment	—	(19,565)
Payments of dividend on preferred stock	—	(3,853)
Other	(21,066)	(21,060)
Net cash (used in) provided by financing activities	(131,269)	650,049
Effect of foreign exchange rates on Cash and cash equivalents	(33,566)	(11,517)
Decrease in Cash and cash equivalents	(107,979)	(5,853)
Cash and cash equivalents, beginning of period	305,448	311,301
Cash and cash equivalents, end of period	$197,469	$305,448

Supplemental Disclosure of Cash Flow Information:
Interest payments	$36,363	$42,041
Income tax payments, net	$79,540	$82,694